Exhibit 5.1

201 North Tryon Street Suite 3000 Charlotte, North Carolina 28202

February 9, 2023

Fortress Biotech, Inc.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

RE: Registered Offering of Fortress Biotech, Inc.

Ladies and Gentlemen:

We have acted as counsel to Fortress Biotech, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated February 7, 2023 (the “Prospectus Supplement”), relating to the registered offering (the “Offering”) by the Company of 16,642,894 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), constituting together with the base prospectus dated July 30, 2021 (the “Base Prospectus”) a part of the Company’s Registration Statement on Form S-3 (File No. 333-258145) (the “Registration Statement”), as filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective on July 30, 2021. The Securities were sold by the Company pursuant to a Securities Purchase Agreement, dated February 7, 2023 (the “Securities Purchase Agreement”), entered into by and between the Company and each purchaser named therein. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement, including the exhibits being filed therewith or incorporated by reference therein, the Base Prospectus and the Prospectus Supplement and the Securities Purchase Agreement.  In addition, we have examined and relied upon the following:

(i)a certificate from the corporate secretary of the Company certifying as to (A) true and correct copies of the Amended and Restated Certificate of Incorporation of the Company and Second Amended and Restated Bylaws of the Company, each as in effect the date hereof and as amended to date, (B) the resolutions of the Board of Directors of the Company with respect to the Prospectus Supplement, and (C) the resolutions of the Pricing Committee of the Board of Directors of the Company with respect to the offering of the Securities and the Prospectus Supplement; and

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Fortress Biotech, Inc.

February 9, 2023

(ii)a certificate dated February 9, 2023 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware;

(iii)originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)Factual Matters.  To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company  set forth in the Securities Purchase Agreement and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)Signatures.  The signatures of individuals who have signed the documents we have reviewed are genuine and authorized.

(c)Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Securities Purchase Agreement are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Securities Purchase Agreement and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed the Securities Purchase Agreement have the legal capacity to execute the Securities Purchase Agreement.

(e)Authorization, Execution and Delivery of the Securities Purchase Agreement. The Securities Purchase Agreement and the documents required or permitted to be delivered thereunder will have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date each of the Securities Purchase Agreement is executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f)No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as

Fortress Biotech, Inc.

February 9, 2023

contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement and the Securities Purchase Agreement. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Securities Purchase Agreement.

Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Shares, when (a) issued and sold as contemplated by the Securities Purchase Agreement, (b) the Company has received the consideration provided for in the Securities Purchase Agreement and (c) such consideration for the Shares is not less than the amount specified in the applicable authorizing resolutions of the Company’s Board of Directors (or a duly authorized committee thereof), will be validly issued, fully paid and non-assessable.

II. Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a)Applicable Law.  Our opinions are limited to Applicable Law, and we do not express any opinion concerning any other law.

(b)Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP